UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nuveen Ohio Quality Income Municipal Fund

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	36-3777457
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class to be so Registered	Name of Exchange On Which Class is to be Registered

Common Shares of Beneficial Interest, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-182721

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Amendment to Form 8-A

Nuveen Ohio Quality Income Municipal Fund (the “Registrant”) hereby amends and adopts the Form 8-A filed by Nuveen Ohio Quality Income Municipal Fund, Inc. (the “Predecessor Registrant”) by replacing in its entirety Item 1 of Form 8-A with the following Item 1:

Item 1.	Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Registrant. The description of the Common Shares is contained in the proxy statement/prospectus and in the related exhibits included in the registration statement on Form N-14, filed by the Predecessor Registrant under the Securities Act of 1933, as amended, on August 28, 2012 (333-182721), and such description as included in the proxy statement/prospectus filed pursuant to Rule 497 on September 5, 2012.

The Registrant has filed a post-effective amendment pursuant to Rule 414 to adopt the registration statement of the Predecessor Registrant on Form N-14 under the 1933 Act.

The description of the Common Shares contained in such filings is deemed incorporated herein by reference and made part of this registration statement.

Item 2.	Exhibits.

1.	Declaration of Trust (incorporated herein by reference to exhibit 1 to the post-effective amendment to the registration statement filed on Form N-14 for Nuveen Ohio Quality Income Municipal Fund, as filed via EDGAR on March 20, 2013 (SEC Accession 0001193125-13-117509 )).

2.	By-Laws (incorporated herein by reference to exhibit 2 to the post-effective amendment to the registration statement filed on Form N-14 for Nuveen Ohio Quality Income Municipal Fund, as filed via EDGAR on March 20, 2013 (SEC Accession 0001193125-13-117509 )).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 28, 2013

NUVEEN OHIO QUALITY INCOME MUNICIPAL FUND

By:	/s/ Kevin J. McCarthy
Name:	Kevin J. McCarthy
Title:	Vice President and Secretary

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